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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________


                                   FORM S-8/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (Post-Effective Amendment No. 1)


                                Cookson Group plc
             (Exact Name of Registrant as Specified in Its Charter)

  England and Wales                                       Not Applicable
(State or Other Jurisdiction of Incorporation or          (IRS Employer
Organization)                                             Identification No.)

                                   265 Strand
                            London, England WC2R 1DB
                    (Address of principal executive offices)



              Cookson Overseas Executive Share Option Scheme (1995)
           ___________________________________________________________
                            (Full title of the plan)

                                 Jo Ellen Ojeda
                       Vice-President and General Counsel
                              Cookson America, Inc.
                                One Cookson Place
                              Providence, RI 02903
                               Tel: (401) 521-1000
                          ____________________________

                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)
                         CALCULATION OF REGISTRATION FEE

 ------------------------------------------------------------------------------
                                           Proposed      Proposed
                                            maximum       maximum
  Title of each class of         Amount  offering price  aggregate    Amount of
    securities to be              to be   per unit (2)   offering   registration
        registered             registered                price (2)     fee (3)
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Ordinary Shares, nominal
 value GBP0.10 per
 share


 Cookson Overseas Executive
 Share Option
 Scheme (1995)                    5,000,000    $8.24  $41,200,000.00   $4,408.40
 TOTAL (1)                        5,000,000    $8.24  $41,200,000.00   $4,408.40
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------



(1) The amount of Ordinary Shares being registered represents the maximum aggregate amount issuable to employees in the United States pursuant to the above-referenced plan (the "Plan") of Cookson Group plc (the "Registrant") .

                                       1

         This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of the Registrant.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and 457(c) (price is not known) under the Securities Act of 1933, as amended. The above calculation is based on
         (i) the middle market quotation for the Ordinary Shares of 472 pence per Share on February 13, 2006 on the London Stock Exchange, and (ii) the noon buying rate in New York City for pounds sterling as certified by the Federal Reserve Bank of New York on February 13, 2006 of GBP1 = $1.7454.

(3) The registration fee has been rounded up to the nearest whole dollar and represents $107.00 per $1,000,000 of the proposed maximum aggregate offering price. The registration fee was sent via wire transfer to the SEC on February 16, 2006.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.




                                     PART II


                           INFORMATION REQUIRED IN THE


                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement includes the following materials, which have been filed with or furnished to the Commission by the Registrant, and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on June 3, 2005, as amended by Amendment No. 1, filed with the Commission on June 9, 2005 (the "Form 20-F").

(b) All other materials filed by the Registrant with the Commission since December 31, 2004 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(c) The description of the Registrant's Ordinary Shares contained in the Registrant's Form 20-F, as amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all filings on Form 20-F filed by the Registrant pursuant to the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing such documents or reports. Also, to the extent designated therein, reports on Form 6-K filed or furnished by the Registrant after the date hereof and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 146.1 of the Registrant's Articles of Association provides:



Subject to the provisions of and so far as may be consistent with The Companies Act 1985, The Uncertificated Securities Regulations 1995 and every other statute for the time being in force concerning companies and affecting the Company, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the High Court of Justice.

Section 310 of the Companies Act 1985, as amended, provides:

(1) This section applies to any provision, whether contained in any company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3)      This section does not prevent a company -

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him -

                  (i)      in  defending  any  proceedings   (whether  civil  or
                           criminal) in which judgment is given in his favour or he is acquitted, or

                  (ii)     in connection with any application  under section 144
                           (3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

and Section 727 of the Companies Act 1985, as amended, provides:

If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor
(whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.



Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

The Company maintains directors' and officers' liability insurance which provides insurance cover against the personal liabilities which directors and officers may incur by reason of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8. EXHIBITS

The following are filed as exhibits to this registration statement:

4.1o     Memorandum and Articles of Association of Cookson Group plc.

4.3+     Cookson Overseas Executive Share Option Scheme (1995).

5.1o Opinion of Linklaters as to the validity of the securities being registered.

23.1o    Consent of KPMG Audit Plc.

23.2o Consent of Linklaters (included in Exhibit 5.1 to this Registration Statement).

24.1o    Power of Attorney (included on signature page).
----------------
+        Incorporated  by reference to the  Registrant's  Annual  Report on Form
         20-F for the fiscal year ended December 31, 2004, filed with the Commission on June 3, 2005, as amended by Amendment No. 1, filed with the Commission on June 9, 2005.

o        Filed herewith.


ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, England, on February 17, 2006.



                                                      Cookson Group plc
                                                      (Registrant)
                                                      By:  /s/ Richard Malthouse
                                                      --------------------------
                                                      Name : Richard Malthouse
                                                      Title: Company Secretary


                                       8





                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Nicholas Salmon, Michael Butterworth and Richard Malthouse, each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, (the "Securities Act"), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Ordinary Shares of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as Member of the Board of Directors or Officer of the Registrant or U.S. Authorized Representative, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as he may deem appropriate in respect of the Ordinary Shares of the Registrant, to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.



Chairman:

/s/ Robert Beeston
---------------------------------        ---------------------------------------
Robert Beeston                           Date:    February 15, 2006


Chief Executive:

/s/ Nicholas Salmon
---------------------------------        ---------------------------------------
Nicholas Salmon                          Date:    February 15, 2006


/s/ Michael Butterworth
---------------------------------        ---------------------------------------
Michael Butterworth,                     Date:    February 15, 2006
Group Finance Director

/s/ Jeffrey Hewitt
---------------------------------        ---------------------------------------
Jeffrey Hewitt,                          Date:    February 15, 2006
Non-executive Director

/s/ Barry Perry
---------------------------------        ---------------------------------------
Barry Perry,                             Date:    February 15, 2006
Non-executive Director

---------------------------------        ---------------------------------------
Jan Pieter Oosterveld,                   Date:                 2006
Non-executive Director





/s/ John Sussens
---------------------------------        ---------------------------------------
John Sussens,                            Date:    February 16, 2006
Non-executive Director

/s/ Jo Ellen Ojeda
---------------------------------        ---------------------------------------
Jo Ellen Ojeda,                          Date:    February 15, 2006
U.S. Authorized Representative








                                Index to Exhibits

4.1o      Memorandum and Articles of Association of Cookson Group plc.

4.3+      Rules of the Cookson Overseas Executive Share Option Scheme (1995).

5.1o Opinion of Linklaters, as to the validity of the securities being registered.

23.1o     Consent of KPMG Audit Plc.

23.2o Consent of Linklaters (included in Exhibit 5.1 to this Registration Statement).

24.1o     Power of Attorney (included on the signature page).

----------

+         Incorporated  by reference to the  Registrant's  Annual Report on Form
          20-F for the fiscal year ended December 31, 2004, filed with the Commission on June 3, 2005, as amended by Amendment No. 1, filed with the Commission on June 9, 2005.

o         Filed herewith.

Exhibit 4.1
No. 251977


                            The Companies Acts 1948 to 1985
                           _________________________________

                               COMPANY LIMITED BY SHARES

                           _________________________________



                                      MEMORANDUM

                                         AND

                                ARTICLES OF ASSOCIATION

                                         OF


                                   Cookson Group plc

  _____________________________________________________________________________
                             Incorporated 12 November 1930
  _____________________________________________________________________________





                            THE COMPANIES ACTS 1948 TO 1985

                           _________________________________

                              COMPANY LIMITED BY SHARES

                           _________________________________




                               Memorandum of Association
                                         of
                                  Cookson Group p.l.c

                              ___________________________




1        The name of the Company is "Cookson Group p.l.c.".*(1)

2        The Company is to be a public company.

3        The registered office of the Company will be situate in England.

4        The objects for which the Company is established are as follows:

         (1)

             (A) to carry on, operate, manage or direct one or more businesses in the fields of (i) circuitry products, electronic laminates, industrial joining materials; (ii) refractory products, ceramic supplies and minerals;
                   (iii) precious metals; (iv) battery separators; (v) fabricated plastic products and plastic additives;

             (B) to carry on, operate, manage or direct any other business, manufacture or trade which may seem to the Company or its Directors to be in the Company's interest to carry on whether or not in connection with any of the businesses described herein; and

             (C) to carry on the business of a holding company and to co-ordinate, finance and manage all or any part of the businesses and operations of any and all companies controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly.

         (2) To purchase or otherwise acquire and undertake all or any part of the business, property, rights and liabilities of Goodlass Wall & Company Limited and Associated Lead Manufacturers Limited and all or any of their respective subsidiary companies or all or any of the shares of all or any such subsidiary companies.

                                                1

         (3) To subscribe for, either absolutely or conditionally, or otherwise acquire and hold and to underwrite the issue of shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company, and to sell, re-issue, with or without guarantee, or otherwise deal with the same.

         (4) To carry on all or any of the businesses of contractors, timber merchants, importers, exporters, agents of all kinds, engineers, ship owners, charterers of ships or other vessels, ship brokers, warehousemen, storekeepers, merchants, carriers and forwarding agents, lightermen and wharfingers.

         (5) To buy, sell, manufacture, repair, alter and exchange, let on hire, export and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may seem capable of being profitably dealt with in connection with any of the said businesses.

         (6) To receive money, valuables and goods and materials of all kinds on deposit or for safe custody.

         (7) To manufacture and generate gas and electricity and apply the same for the purpose of lighting or as motive power, and to manufacture, render saleable and sell any residual or by-products obtained in such manufacture or generation and to construct and maintain works, apparatus and appliances convenient or necessary therefor.

         (8) To lay out land for building purposes, or to build on, improve, let on building or other leases, advance money to persons building on or otherwise develop the same in such manner as may seem best calculated to advance the Company's interests.

         (9) To construct, carry out, maintain, improve, develop, work, control, manage, and superintend any lands, plantations, waterworks, reservoirs, roads, ways, tramways, railways, canals, bridges, watercourses, aqueducts, quarries, fences, banks, dams, sluices, docks, wharves, furnaces, mills, hydraulic works, smelting works, refining works, extracting works, wireless stations, factories, warehouses, shops and other works and conveniences which may seem directly or indirectly conducive to any of the Company's objects, and to contribute to, subsidise or otherwise assist or take part in any such operations.

         (10) To enter into or purchase the benefit of any contracts for the manufacture by some other person or company of any of the things which this Company has power to manufacture and deal in, and also to purchase the benefit of any contract to supply any person or company with any such things, and to make arrangements with any person or company for the concession of any special rights, privileges and advantages.

         (11) To purchase or otherwise acquire and undertake all or any part of the business, property, rights and liabilities of any person or company, and to pay for any business, property or rights acquired by the Company wholly or partially in shares, debentures or other securities or obligations of the Company or belonging to the Company, and whether fully or partly paid, and as part of the terms of any such purchase or otherwise to grant options upon any unissued shares of the Company.

                                                2

         (12) To buy, take on lease or in exchange or otherwise acquire, sell, improve, manage, develop, lease, mortgage, turn to account, deal in and dispose of lands, buildings and hereditaments, whether freehold or leasehold or of any other tenure, easements, concessions, claims, rights or privileges and real and personal property of every description.

         (13) To apply for, purchase, acquire, hold, work, deal with and dispose of any patents, patent rights, trade marks or designs, brevets d'invention, processes or inventions, and to let or hire the same or any rights in respect thereof upon royalty, licence or otherwise and generally to turn the same to account, and to procure the Company or any person or persons on its behalf to be registered either in the United Kingdom or any other part of the world as the owner, inventor or proprietor of the same.

         (14) To enter into any arrangement with any government, authority (supreme, municipal, local or others), corporation or person and to obtain from any government, authority, corporation or person all subventions, rights, concessions, charters, franchises and privileges which may seem conducive to the Company's objects or any of them.

         (15) To make advances and lend money without security or upon the security of real or personal property of every description or upon personal security.

         (16) To invest and deal with the monies of the Company upon such investments and in such manner as may from time to time be determined.

         (17) To raise or borrow or secure the payment of money in such manner and on such terms as may seem expedient, and in particular by the creation of mortgages, charges, debentures or debenture stock, perpetual or otherwise, and charged or not charged upon the whole or any part of the undertaking and property of the Company, both present and future, including its uncalled capital, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

         (18) To guarantee or become liable for contracts or obligations of any kind of any person, association or company, and to guarantee the payment of money, whether in respect of principal, interest or dividends, upon any bonds, debentures, debenture stock, mortgages, charges, obligations and securities or stocks or shares of any person, association or company.

         (19) To enter into partnership or into any arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any person, company or authority.

         (20) To promote and aid in promoting, constitute, form or organise companies, syndicates or partnerships of all kinds.

         (21) to amalgamate with any other company or companies having objects altogether or in part similar to those of this Company.

         (22) To undertake and execute trusts of all kinds, whether private or public, and to transact all kinds of trust and agency business, either gratuitously or otherwise, and in particular without limiting the generality of the above to act as treasurers, registrars and secretaries.

                                                3

         (23) To sell, lease or otherwise dispose of the undertaking of the Company, or any part thereof, or all or any part of the property of the Company, for such consideration as the Company may think fit, with power to accept in payment or part payment for the same any shares (fully or partly paid), stocks, debentures, debenture stock or other securities or obligations.

         (24) To draw, make, accept, endorse, discount, execute and issue cheques, promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments, and to make and execute any deed, appointment or other legal act or document which may be necessary, expedient or desirable for the purposes of the Company.

         (25) To procure the Company to be registered or recognised in any country or place, and to obtain any provisional order or Act of Parliament, or any enactment, decree or other legislative, judicial or executive Act of any empire, kingdom, state, republic, colony, municipality or other authority for enabling the Company to carry any of its objects into effect, or for effecting any alteration or modification of the Company's constitution.

         (26) For the benefit of the employees or ex-employees of the Company or its predecessors in business or the dependants of such persons to provide dwellings, canteens, halls, premises, conveniences and amenities for the use or occupation of all such persons and for their welfare generally, and to construct, alter, pull down, decorate, maintain, fit up and improve all such dwellings, canteens and premises, and to acquire all lands, buildings, premises and chattels for giving effect to this object.

         (27) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company in which the Company has any interest whether direct or indirect or which is, in any way, allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this paragraph "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

         (28) To grant pensions, allowances, gratuities and bonuses to employees or ex-employees of the Company or its predecessors in business, or the dependants of such persons, and to establish, endow, partially or wholly, and contribute to any scheme or fund directed to such purpose or purposes or any sickness, provident, accident or other similar fund or scheme, and to establish and support or aid in the establishment and support of any schools or any educational, scientific, literary, religious or charitable institutions or trade societies whether solely connected with any of the business carried on by the Company or any of its predecessors in business or not, or any clubs or other establishments calculated to advance the interests of the Company or of the persons employed by the Company or any of its predecessors in business, or of the dependants of any of such persons, and to establish and assist in any profit-sharing scheme for the Company's employees.

                                                4

         (29) To pay the expenses of and incident to the formation and establishment of the Company, and any company formed or promoted by the Company, and to remunerate any parties for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of shares in the Company's capital, or any debentures, debenture stock or other securities of the Company, or in or about the conduct of the Company's business.

         (30) To carry on any other business which may seem to the Company capable of being conveniently carried on or in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights or which it may be advisable to undertake with a view to developing, rendering valuable, prospecting or turning to account any property, real or personal, belonging to the Company, or in which the Company may be interested. Provided that nothing herein contained shall empower the Company to carry on the business of assurance or to grant annuities within the meaning of the Assurance Companies Act, 1909, as extended by the Industrial Insurance Act, 1923, or to re-insure any risks under any class of assurance business to which those Acts apply.

         (31) To do all or any of the above things in the United Kingdom or in any other part of the world, and either as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise.

         (32) To distribute any of the assets of the Company among the Members in specie, but so that no distribution involving a reduction of capital shall be made without the sanctions required by law.

         (33) To do all such other things as are incidental or the Company may think conducive to the attainment of the above objects.

         (34) And it is hereby declared that the word "Company" in this clause shall be deemed to include any incorporated body and any partnership or other body of persons, whether domiciled in the United Kingdom or elsewhere, and the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall be in nowise limited by reference to any other paragraph or by the name of the Company.

5        The liability of the Members is limited.

         The share capital of the Company is GBP34,700,000,*(2) divided into 1,500,000 4.9 per cent. Cumulative Preference Shares of GBP1 each, 1,000,000 4.9 per cent. Preferred Ordinary Shares of 50p each and 65,400,000 Ordinary Shares of 50p each, with power to increase and with power to divide the shares in the capital for the time being whether original or increased and before or after the issue thereof into several classes and to attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions and with a special or without any right of voting.

                                                5

         WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


-------------------------------------------------------- ------------------------------------------------------
NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS         Number and class of Shares taken by each Subscriber
-------------------------------------------------------- ------------------------------------------------------
H.C. LAVINGTON,                                          One Ordinary
"Maesmor", Claygate, Surrey
Solicitor
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
H.F. PEARCE,                                             One Ordinary
17 Finchley Road, Kennington SE17
Clerk
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
JAMES PAINE,                                             One Ordinary
4 War Seal mansions, London SW6
Clerk
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
A.E. HUTTON,                                             One Ordinary
1A Montana Road, Tooting SW17
Clerk
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
WILLIAM HANN,                                            One Ordinary
17 Shirley Road, Croydon
Clerk
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
H.G. SEEL,                                               One Ordinary
50 Hampton Road, Ilford, Essex
Clerk
-------------------------------------------------------- ------------------------------------------------------
-------------------------------------------------------- ------------------------------------------------------
REUBEN F. STONE,                                         One Ordinary
96 Rolls Road, London SE1
Clerk
-------------------------------------------------------- ------------------------------------------------------


DATED the fifth day of November 1930.

WITNESS to the above signatures:-

___________________________

ERNEST J. LOWMAN,
Clerk to Roney & Co
42 New Broad Street,
LONDON EC2

                                                6


--------
*(1)
1. The original name of the Company "GOODLASS WALL AND LEAD INDUSTRIES LIMITED" was changed to "LEAD INDUSTRIES GROUP LIMITED" on 30
   December 1966.
2. The name of the Company was changed from "LEAD INDUSTRIES GROUP LIMITED" to "LEAD INDUSTRIES GROUP p.l.c." on 22 February 1982.
3. The name of the Company was further changed from "LEAD INDUSTRIES GROUP p.l.c." to "COOKSON GROUP p.l.c." on 1 September 1982.

----------
*(2)     Notes:-

1. By Ordinary Resolution passed 21 September 1951, the Capital was increased from GBP3,250,000 to GBP5,000,000 by the creation of 3,500,00 Ordinary Shares of 10s each.

2. By Ordinary Resolution passed 17 September 1954, the Capital was increased to GBP6,000,000 by the creation of 2,000,000 Ordinary Shares of 10s each.

3. By Ordinary Resolution passed 13 March 1958, the Capital was increased to GBP8,000,000 by the creation of 4,000,000 Ordinary Shares of 10s each.

4. By Ordinary Resolution passed 13 July 1960, the Capital was increased to GBP10,000,000 by the creation of 4,000,000 Ordinary Shares of 10s each.

5. By Ordinary Resolution passed 9 July 1963, the Capital was increased to GBP12,000,000 by the creation of 4,000,000 Ordinary Shares of 10s each.

6. By Ordinary Resolution passed 8 July 1965, the Capital was increased to GBP17,000,000 by the creation of 10,000,000 Ordinary Shares of 10s each.

7. By Ordinary Resolution passed 26 June 1969, the Capital was increased to GBP22,000,000 by the creation of 10,000,000 Ordinary Shares of 10s each.

8. By Ordinary Resolution passed 19 May 1977, the Capital was increased to GBP27,000,000 by the creation of 10,000,000 Ordinary Shares of 50p each.

9. By Ordinary Resolution passed 31 May 1984, the Capital was increased to GBP34,700,000 by the creation of 15,400,000 Ordinary Shares of 50p each.

10. By Ordinary Resolution passed 24 May 1985, the Capital was increased to GBP85,000,000 by the creation of 100,600,000 Ordinary Shares of 50p each.

11. By Ordinary Resolution passed 30 May 1986, the Capital was increased to GBP97,500,000 by the creation of 25,000,000 Ordinary Shares of 50p each.

12. By Ordinary Resolution passed 29 May 1987, the Capital was increased to GBP122,500,000 by the creation of 50,000,000 Ordinary Shares of 50p each.

13. By Ordinary Resolution passed 20 May 1988, the Capital was increased to GBP243,500,000 by the creation of 242,000,000 Ordinary Shares of 50p each.

14. By Ordinary Resolution passed 24 May 1991, the Capital was increased to GBP314,000,000 by the creation of 141,000,000 Ordinary Shares of 50p each.

15. By Ordinary Resolution passed 21 May 1993, the Capital was increased to GBP394,000,000 by the creation of 160,000,000 Ordinary Shares of 50p each.

16. By Ordinary Resolution passed 5 May 1994, the Capital was increased to GBP478,000,000 by the creation of 168,000,000 Ordinary Shares of 50p each.

17. By Special Resolution passed 2 July 1998 as confirmed by the Order of the High Court of Justice, Chancery Division dated 29 July 1998, the Capital was decreased to GBP476,000,000 by the cancelling and extinguishing of all the 4.9 per cent. Cumulative Preference shares and 4.9 per cent. Preferred Ordinary Shares. A copy of the minute forming the Schedule to the Court Order is attached to this Memorandum.

18. By Special Resolution passed 4 May 2000, the Capital was increased to GBP550,000,000 by the creation of 148,000,000 Ordinary Shares of 50p each.

19. By Ordinary Resolution passed 5 August 2002, each of the 727,558,546 Ordinary Shares of 50p in issue was subdivided and converted into one Ordinary Share of 1p and one Deferred Share of 49p and each of the 372,441,454 authorised but unissued Ordinary Shares of 50p was subdivided into fifty Ordinary Shares of 1p each. The rights attached to the Ordinary Shares of 1p and the rights and restrictions attached to the Deferred Shares of 49p are set out in the Ordinary Resolution.

20. By Ordinary Resolution passed 26 May 2005, each of the 1,896,828,390 Ordinary Shares of 1p in issue was consolidated into new Ordinary Shares on the basis of 10 Ordinary Shares for 1 New Ordinary Share, to create 189,682,839 New Ordinary Shares of 10p each.

21. By Special Resolution passed 12 January 2006 as confirmed by the Order of the High Court of Justice, Chancery Division dated 15 February 2006, the capital was decreased to GBP193,496,312.40 divided into 1,934,963,124 ordinary shares of 10 pence each by the cancelling and extinguishing of 6 ordinary shares of 1 pence each and 727,558,546 deferred shares of 49 pence each. A copy of the minute forming the Schedule to the Court Order is attached to this Memorandum.

                                                7

                             Minutes approved by the Court



The capital of Cookson Group plc was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 29 July 1998 reduced from GBP478,000,000 (divided into 1,500,000 4.9 per cent Cumulative Preference Shares of GBP1 each, 1,000,000 4.9 per cent Non-cumulative Preferred Ordinary Shares of 50p each and 952,000,000 Ordinary Shares of 50p each) to GBP476,000,000 divided into 952,000,000 Ordinary Shares of 50p each. At the date of registration of this Minute 691,397,405 of the said Ordinary Shares have been issued and are deemed to be fully paid up and the remainder are unissued.

The share capital of Cookson Group plc was by virtue of a Special Resolution of the Company and with the confirmation of an Order of the High Court of Justice dated 15 February 2006 reduced from GBP550,000,000 divided into 1,934,963,124 Ordinary Shares of 10 pence each, 6 Ordinary Shares of 1 pence each and 727,558,546 Deferred Shares of 49 pence each to GBP193,496,312.40 divided into 1,934,963,124 Ordinary Shares of 10 pence each. At the date of registration of this Minute 190,941,017 Ordinary Shares of 10 pence each are in issue and are deemed to be fully paid up and the remainder are unissued.

                                                8


No. 251977




                                THE COMPANIES ACT 1985

                             COMPANY LIMITED BY SHARES



                             ARTICLES OF ASSOCIATION

                  Adopted by special resolution passed on 30 April 1999
           (as amended on 14 May 2004 and further amended on 12 January 2006)

                                         of

                                 COOKSON GROUP plc



1        Table A not to apply................................................1

2        Interpretation......................................................1

3        Amount of share capital.............................................3

4        Increase of share capital...........................................3

5        Consolidation, subdivision and cancellation.........................3

6        Purchase of own shares..............................................4

7        Reduction of capital................................................5

8        Rights attaching to shares on issue.................................5

9        Directors' power to allot...........................................5

10       Commissions on issue of shares......................................6

11       Renunciation of allotment...........................................6

12       Trust etc. interests not recognised.................................6

13       Issue of share certificates.........................................7

14       Form of share certificate...........................................7

15       Joint holders.......................................................7

16       Replacement of share certificates...................................7

17       Power to make calls.................................................8

18       Liability for calls.................................................8

19       Interest on overdue amounts.........................................8

20       Other sums due on shares............................................8

21       Power to differentiate between holders..............................8

22       Payment of calls in advance.........................................8

23       Notice on failure to pay a call.....................................9

24       Forfeiture for non-compliance.......................................9

25       Disposal of forfeited shares........................................9

26       Holder to remain liable despite forfeiture..........................9

27       Lien on partly-paid shares..........................................9

28       Sale of shares subject to lien.....................................10

29       Proceeds of sale of shares subject to lien.........................10

30       Evidence of forfeiture.............................................10

31       Manner of variation of rights......................................11

32       Matters not constituting variation of rights.......................11

33       Form of transfer...................................................11

34       Balance certificate................................................11

35       Right to refuse registration.......................................12

36       No fee on registration.............................................12

37       Closure of Register................................................12

38       Branch Register....................................................12

39       Further provisions on shares in uncertificated form................13

40       Persons entitled on death..........................................13

41       Election by persons entitled by transmission.......................13

42       Rights of persons entitled by transmission.........................13

43       Purpose and interpretation.........................................14

44       Disclosure notices.................................................14

45       Notification obligation............................................15

46       Register of US Holders.............................................15

47       Required Disposal..................................................15

48       Miscellaneous......................................................16

49       Untraced shareholders..............................................17

50       Annual and Extraordinary General Meetings..........................18

51       Convening of General Meetings......................................18

52       Notice of General Meetings.........................................18

53       Contents of notice of General Meetings.............................19

54       Chairman...........................................................19

55       Quorum.............................................................19

56       Lack of quorum.....................................................19

57       Adjournment........................................................19

58       Notice of adjourned meeting........................................20

59       Amendments to resolutions..........................................20

60       Demand for poll....................................................20

61       Procedure on a poll................................................20

62       Voting on a poll...................................................21

63       Timing of poll.....................................................21

64       Votes attaching to shares..........................................21

65       Votes of joint holders.............................................21

66       Chairman's casting vote............................................21

67       Restriction on voting in particular circumstances..................21

68       Voting by guardian.................................................23

69       Validity and result of vote........................................23

70       Proxy need not be a member.........................................23

71       Form of proxy......................................................23

72       Deposit of appointment of proxy....................................24

73       Rights of proxy....................................................24

74       Revocation of proxy................................................24

75       Corporations acting by representatives.............................24

76       Number of Directors................................................25

77       Share qualification................................................25

78       Directors' fees....................................................25

79       Other remuneration of Directors....................................25

80       Directors' expenses................................................25

81       Directors' pensions and other benefits.............................25

82       Appointment of executive Directors.................................25

83       Powers of Individual Directors.....................................26

84       Age limit..........................................................26

85       Retirement by rotation.............................................26

86       Re-election of retiring Director...................................26

87       Time of Re-election................................................27

88       Election of two or more Directors..................................27

89       Nomination of Director for election................................27

90       Election or appointment of additional Director.....................27

91       Vacation of office.................................................27

92       Removal of Director................................................28

93       Convening of meetings of Directors.................................28

94       Quorum.............................................................28

95       Chairman...........................................................29

96       Casting vote.......................................................29

97       Number of Directors below minimum..................................29

98       Written resolutions................................................29

99       Validity of proceedings............................................29

100      Directors may have interests.......................................29

101      Restrictions on voting.............................................30

102      Directors' interests - general.....................................31

103      Appointment and constitution of committees.........................31

104      Proceedings of committee meetings..................................32

105      General powers.....................................................32

106      Local boards.......................................................32

107      Appointment of attorney............................................33

108      President..........................................................33

109      Signature on cheques etc...........................................33

110      Borrowing powers...................................................33

111      Alternate Directors................................................35

112      Secretary..........................................................36

113      The Seal...........................................................36

114      Authentication of documents........................................36

115      Establishment of reserves..........................................37

116      Business bought as from past date..................................37

117      Final dividends....................................................37

118      Fixed and interim dividends........................................37

119      Distribution in kind...............................................38

120      No dividend except out of profits..................................38

121      Ranking of shares for dividend.....................................38

122      Manner of payment of dividends.....................................38

123      Joint holders......................................................39

124      Record date for dividends..........................................39

125      No interest on dividends...........................................39

126      Retention of dividends.............................................39

127      Unclaimed dividend.................................................39

128      Waiver of dividend.................................................39

129      Capitalisation of profits and reserves.............................40

130      Scrip Dividends....................................................40

131      Accounting records.................................................41

132      Copies of accounts for members.....................................41

133      Validity of Auditor's acts.........................................42

134      Auditor's right to attend General Meetings.........................42

135      Service of notices.................................................42

136      Joint holders......................................................43

137      Deceased and bankrupt members......................................43

138      Overseas members...................................................43

139      Suspension of postal services......................................43

140      Signature of documents.............................................43

141      Electronic Communication...........................................44

142      Statutory requirements as to notices...............................44

143      Directors' power to petition.......................................44

144      Distribution of assets in kind.....................................44

145      Destruction of documents...........................................45

146      Indemnity..........................................................45





                            THE COMPANIES ACT 1985

                          COMPANY LIMITED BY SHARES

                           ARTICLES OF ASSOCIATION

           Adopted by special resolution passed on 30 April 1999

                                    of

                             COOKSON GROUP plc


                               PRELIMINARY



1        Table A not to apply

         The regulations in Table A in The Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2        Interpretation

         In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

         "Act"                          The Companies Act 1985.

         "these Articles"               These Articles of Association as from
                                        time to time altered.

         "CREST Regulations"            The Uncertificated Securities
                                        Regulations 1995.

         "Director"                     director of the Company.

         "London Stock Exchange"        London Stock Exchange Limited.

         "month"                        Calendar month.

         "Office" The registered office of the Company for the time being.

         "Operator"                     CRESTCo Limited or such other person as
                                        may for the time being be approved by
                                        H.M. Treasury as Operator under the
                                        CREST Regulations.

         "Operator-instruction"         A properly authenticated dematerialised
                                        instruction attributable to the
                                        Operator.

         "paid"                         Paid or credited as paid.

         "Participating Security"       A security title to units of which is
                                        permitted by the Operator to be
                                        transferred by means of a Relevant
                                        System.

         "Register"                     The register of members of the Company.

         "Relevant System"              A computer-based system, and procedures,
                                        which enable title to units of a
                                        security to be evidenced and
                                        transferred without a written instrument pursuant to the CREST Regulations.

         "Seal"                         The Common Seal of the Company.

         "Securities Seal"              An official seal kept by the Company by
                                        virtue of Section 40 of the Act.

         "show of hands"                Includes any form of voting including
                                        an electronic communication save to the
                                        extent restricted by the Statutes or by
                                        the Directors.

         "Statutes"                     The Act, the CREST Regulations and
                                        every other statute for the time being
                                        in force concerning companies and
                                        affecting the Company.

         "Transfer Office"              The place where the Register is situate
                                        for the time being.

         "United Kingdom"               Great Britain and Northern Ireland.

         "in writing"                   Written or produced by any substitute
                                        for writing or partly one and partly
                                        another including (but only to the
                                        extent that (a) the Directors so
                                        resolve, either generally or in
                                        relation to particular categories of
                                        document, and (b) the recipient (if not
                                        the Company) has requested or agreed)
                                        electronic communication.

         "year"                         Calendar year.


         The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

         The expressions "Recognised Clearing House" and "Recognised Investment Exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

         The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

         The expression "Officer" shall include a Director, manager and the Secretary, but shall not include an auditor.

         The expression "shareholders' meeting" shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

         All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

         The expressions "communication" and "electronic communication" shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 141.1) publication on a website.

         The expression "address" shall include, in relation to electronic communication, any number or address used for the purposes of such communication.

         Words denoting the singular shall include the plural and vice versa.
         Words denoting the masculine shall  include  the  feminine.   Words
         denoting   persons  shall  include  bodies  corporate  and
         unincorporated associations.

         References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

         Subject as aforesaid any words or expressions defined in the Act or the CREST Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

         A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

         References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST Regulations.


                                               SHARE CAPITAL

3        Amount of share capital

3.1 The share capital of the Company at the date of the adoption of these Articles is GBP476,000,000 divided into 952,000,000 ordinary shares of 50p each.

3.2 The profits of the Company which it shall be determined to distribute among Members shall, subject to any special rights which may be attached to any other class of shares, be divided among the holders of the ordinary shares rateably in proportion to the capital for the time being paid up on such shares.

3.3 On a winding-up the assets available for distribution among the Members shall (subject to any provision made under Section 719 of the Companies Act 1985) be applied, subject to any special rights which may be attached to any other class of shares, in repaying the amount paid up on the ordinary shares, and any balance remaining shall be divided among the holders of the ordinary shares rateably in proportion to the nominal amount of the ordinary shares held by them respectively.

4        Increase of share capital

         The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

5        Consolidation, subdivision and cancellation

5.1      The Company may by ordinary resolution:

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

-------

         (b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

         (c) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

5.2 Upon any consolidation or subdivision of shares the Directors may settle any difficulty which may arise with regard thereto. Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in
         uncertificated   form  as  separate  holdings  in  giving  effect  to
         subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

6        Purchase of own shares

6.1 Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

       (a) the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

       (b) the purchase, or the contract, has first been approved by an extraordinary resolution passed at a separate meeting of the holders of such convertible shares.

6.2 The Company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the Company to shareholders or to receive any distribution (including in a winding-up), but without prejudice to its right to sell the treasury shares, to receive an allotment of shares as fully paid bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares.

7        Reduction of capital

         Subject to the provisions of the Act, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.


                                            SHARES

8        Rights attaching to shares on issue

         Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

9        Directors' power to allot

9.1 Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

9.2 The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each Allotment Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the
         Section 80 Amount.

9.3 During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in paragraph 9.2 above and to sell treasury shares wholly for cash:

         (a)      in connection with a Rights Issue;

         (b) otherwise than in connection with a Rights Issue, up to an aggregate nominal amount equal to the Section 89 Amount, as if Section 89(1) of the Act did not apply to any such allotment or sale.

9.4 By such authority and power the Directors may, during the Allotment Period, make offers or agreements which would or might require securities to be allotted after the expiry of such period.

9.5      For the purposes of this Article:

         (a) "Rights Issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders (other than the Company) on the Register on a record date fixed by the Directors of Ordinary Shares in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings) but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

         (b) "Allotment Period" means the period ending on the date of the Annual General Meeting in 2000 or on 29 July 2000, whichever is the earlier, or any other period (not exceeding five years on any occasion) for which the authority conferred by paragraph 9.2 above is renewed by Resolution of the Company in General Meeting stating the Section 80 Amount for such period;

         (c) the "Section 80 Amount" shall for the first Allotment Period be GBP115,249,578 and for any other Allotment Period shall be that stated in the relevant Resolution renewing or extending the authority conferred by paragraph 9.2 above for such period or, in either case, any increased amount fixed by Resolution of the Company in General Meeting;

         (d) the "Section 89 Amount" shall for the first Allotment Period be GBP17,287,436 and for any other Allotment Period shall be that stated in the relevant special resolution renewing or extending the power conferred by paragraph 9.3 above for such period or, in either case, any increased amount fixed by special resolution;

         (e) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

         (f)     words and  expressions  defined in or for the  purposes  of
                 Part IV of the Act shall bear the same meanings herein.

10       Commissions on issue of shares

         The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11       Renunciation of allotment

         The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

         (a) recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

         (b) allow the rights represented thereby to be one or more participating securities in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

12       Trust etc. interests not recognised

         Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

                                     SHARE CERTIFICATES

13       Issue of share certificates

         Every person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of shares in certificated form shall upon the issue or transfer to him of such shares be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgment of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of the transfer.

14       Form of share certificate

         Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange.

15       Joint holders

         In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16       Replacement of share certificates

16.1 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in their place without charge.

16.2 If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in its place two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

16.3 If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

16.4 In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

                           CALLS ON SHARES

17       Power to make calls

         The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

18       Liability for calls

         Each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the Directors may determine.

19       Interest on overdue amounts

         If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate two per cent. per annum above the cost of funds to the Company as determined by the Directors from time to time, but the Directors shall be at liberty in any case or cases to waive payment of any amounts which do not exceed GBP10.00.

20       Other sums due on shares

         Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21       Power to differentiate between holders

         The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

22       Payment of calls in advance

         The Directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish to the extent of such payment the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as is equal to the cost of funds to the Company, as determined by the Directors from time to time, save that no payment shall be made of amounts which do not exceed GBP10.00.

                              FORFEITURE AND LIEN

23       Notice on failure to pay a call

23.1 If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

23.2 The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

24       Forfeiture for non-compliance

         If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

25       Disposal of forfeited shares

         A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

26       Holder to remain liable despite forfeiture

         A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at the rate of two per cent. above the cost of funds to the Company, as determined by the Directors from time to time from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part but the Directors shall be at liberty in any case or cases to waive payment of any amounts which do not exceed GBP10.00.

27       Lien on partly-paid shares

         The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien on every share (not being a fully paid share) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall (so far as permitted by the statutes) extend to all dividends payable thereon. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

28       Sale of shares subject to lien

         The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

29       Proceeds of sale of shares subject to lien

         The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

30       Evidence of forfeiture

         A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together, if the share is in certificated form, with the share certificate delivered to a purchaser or allottee thereof shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                                      VARIATION OF RIGHTS

31       Manner of variation of rights

31.1 Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

31.2 To every such separate meeting all the provisions of these Articles relating to General Meetings and to the proceedings thereat shall apply with any changes that may be necessary, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

31.3 The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

32       Matters not constituting variation of rights

         The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects equally therewith but in no respect in priority thereto or (b) the purchase by the Company of any of its own shares.


                                TRANSFER OF SHARES

33       Form of transfer

33.1 All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer which are registered may be retained by the Company. Provided that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case in which they think fit in their discretion to do so.

33.2 All transfers of shares which are in uncertificated form may be effected by means of a Relevant System.

34       Balance certificate

         Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in place of the old one without charge.

35       Right to refuse registration

35.1 The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to
         do). In the case of a transfer of shares in certificated form by a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

35.2 The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares or shares to which the final sentence of Article
         47.1 applies) provided that, where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

35.3 The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

35.4 If the Directors refuse to register an allotment or transfer of shares they shall within two months after the date on which:

         35.4.1 the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or

         35.4.2   the   Operator-instruction   was  received  by  the  Company
                 (in  the  case  of  shares  held  in uncertificated form);

         send to the allottee or transferee notice of the refusal.

36       No fee on registration

         No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

37       Closure of Register

         The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator.

38       Branch Register

         Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

39       Further provisions on shares in uncertificated form

39.1 Subject to the Statutes and the rules (as defined in the CREST Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a Relevant System or that shares of any class should cease to be held and transferred as aforesaid.

39.2 The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

         (c)      the holding of shares of that class in uncertificated form;

         (d) the transfer of title to shares of that class by means of a Relevant System; or

         (e)      any provision of the CREST Regulations.

39.3 The Directors may make and from time to time vary (or abrogate) such regulations as they consider appropriate so as to permit the transfer, conversion and redemption of shares and other securities held in uncertificated form through a Relevant System and these Articles shall not apply to the extent specified in such regulations, which shall bind the Company and its members to the same extent as if they had been set out herein.


                            TRANSMISSION OF SHARES

40       Persons entitled on death

         In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

41       Election by persons entitled by transmission

         A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

42       Rights of persons entitled by transmission

         Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders' meetings until he shall have been registered as a member in respect of the share.

                      LIMITATIONS ON SHAREHOLDINGS BY US HOLDERS

43       Purpose and interpretation

43.1 The purpose of Articles 43 to 48 (inclusive) is to restrict the number of US Holders who hold or have an interest in shares of any class in the capital of the Company, so as to enable the Company to suspend its obligations under the US Securities Exchange Act of 1934 and to prevent any such obligations from arising again in the future.

43.2     For the purpose of Articles 43 to 48 (inclusive):

         (a) interest, in relation to shares, means any interest which would be taken into account in determining for the purposes of Part VI of the Act whether a person has a notifiable interest in a share (including any interest which he would be taken as having for those purposes) and interested shall be construed accordingly;

         (b) Relevant Shares means shares in the Company (including, without limitation, shares at any time represented by American depositary shares) which are held by US Holders in any manner described in Rule 12g3-2(a)(1) of the US Securities Exchange Act of 1934 (including directly or through or as nominee) or which are deemed pursuant to Articles 43 to 48 (inclusive) to be so held;

         (c) Required Disposal means in relation to any Relevant Shares a disposal or disposals of such shares or interests therein which will result in such shares ceasing to be Relevant Shares;

         (d) Register of US Holders means the register to be maintained in accordance with Article 46.1;

         (e) US Holder means (i) persons resident in the US who hold shares in the Company (including, without limitation, shares now or at any time represented by American depositary shares) in any manner described in Rule 12g3-2(a)(1) of the US Securities Exchange Act of 1934 (including directly or through or as nominee) and (ii) persons who appear, at any time, to the Directors to fall within sub-paragraph (i) of this definition of US Holder; and

         (f) US means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

44       Disclosure notices

44.1 The Directors may by notice in writing require any member or other person appearing to be interested or appearing to have been interested in shares in the Company to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or interests in the shares in question as lies within the knowledge of such member or other person (supported, if the Directors so require, by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing) any information which the Company is entitled to seek pursuant to section 212 of the Act and any information which the Directors shall deem necessary or desirable in order to determine whether any shares are Relevant Shares.

44.2 Whether or not a notice pursuant to Article 44.1 has been given, the Directors may by notice in writing require any member or other person appearing to be interested or appearing to have been interested in shares in the Company to show to the satisfaction of the Directors that the shares in question are not Relevant Shares. Any person on whom such a notice has been served and any other person who is interested in such shares may within 14 days of such notice (or such longer period as the Directors may consider reasonable) make representations to the Directors as to why such shares should not be treated as Relevant Shares but if, after considering any such representations and such other information as seems to them relevant, the Directors believe such shares to be Relevant Shares, the Directors may determine that such shares shall be deemed to be Relevant Shares and they shall thereupon be treated as such for all purposes of Articles 43 to 48 (inclusive).

44.3 The Directors may give a notice pursuant to Article 44.1 or 44.2 or both of them at any time and the Directors may give one or more than one such notice to the same member or other person in respect of the same shares.

45       Notification obligation

         Each member shall notify the Company immediately upon becoming aware that any shares in which he is interested (i) is or has become a Relevant Share or (ii) has ceased to be a Relevant Share.

46       Register of US Holders

46.1 The Directors shall maintain, in addition to the register, a register of US Holders, in which there shall be entered particulars of any shares which are or have been deemed to be Relevant Shares. The particulars entered on the Register of US Holders in respect of any share shall comprise, in addition to the name of the holder, the name of any US Holder interested or who appears to the Directors to be interested in such share and such information as has been supplied to the Directors pursuant to Article 44.1 or 44.2 or otherwise or, if no such information has been supplied, such information as the Directors consider appropriate.

46.2 The Directors shall remove from the Register of US Holders particulars of any share if there has been furnished to it a declaration (in such form as the Directors may from time to time prescribe) by the holder of such share, together with such other evidence as the Directors may require, that satisfies the Directors that such share is no longer a Relevant Share.

47       Required Disposal

47.1 The Directors may give notice to the holder of any Relevant Shares and, if they so choose, to any other person appearing to them to be interested in such Relevant Shares calling for a Required Disposal of some or all of the Relevant Shares held by such person to be made within 21 days or such longer period as the Directors consider reasonable. The Directors may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that the shares to which the notice relates are not or are no longer Relevant Shares or in any other circumstances the Directors see fit. If the Directors are not satisfied that a Required Disposal has been made by the expiry of the 21 day period (as may be extended), no transfer of any of the Relevant Shares to which the notice relates may be made or registered other than a transfer made pursuant to Article 47.2 or unless such notice is withdrawn.

47.2 If a notice given under Article 47.1 above has not been complied with in all respects to the satisfaction of the Directors or withdrawn, the Directors shall, so far as they are able, make a Required Disposal (or procure that a Required Disposal is made) and shall give written notice of such disposal to those persons on whom the notice was served. The holder of the shares duly disposed of and all other persons interested in such shares shall be deemed irrevocably and unconditionally to have authorised the Directors to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee is or would become a US Holder) shall be such as the Directors determine (based on advice from bankers, brokers, or other persons the Directors consider appropriate to be consulted by it for the purpose) to be the best reasonably obtainable in the market having regard to all the circumstances, including but not limited to the number of shares to be disposed of and any requirement that the disposal be made without delay; and the Directors shall not be liable to any person (whether or not a US Holder) for any of the consequences of reliance on such advice.

47.3     For the purpose of effecting any Required Disposal, the Directors may:

         (a) authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder; and/or

         (b) convert any share from uncertificated form to certificated form,

         and may enter the name of the transferee in the register in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by any officer or employee of the Company so authorised by the Directors shall be as effective as if it has been executed by the holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating to the sale. The proceeds of the Required Disposal shall be received by the Company or by any person nominated by the Company whose receipt shall be a good discharge for the purchase money and shall be paid (without any interest being payable in respect of it and after deduction of any costs of sale) to the former holder (or, in the case of joint holders, the first of them named in the register) upon surrender by him or on his behalf to the Company for cancellation of any certificate in respect of the transferred shares.

48       Miscellaneous

48.1 Nothing in Articles 43 to 48 (inclusive) shall require the Directors to assume that any person is a US Holder unless the information contained in the register, the registers kept by the Company under Part VI of the Act or in the Register of US Holders, appears to the Directors to indicate to the contrary or the
         Directors  have  reason  to  believe  otherwise,   in  which
         circumstances the Directors shall make enquiries in good faith to discover whether any person is a US Holder.

48.2 The Directors shall not be obliged to give any notice otherwise required under Articles 43 to 48 (inclusive) to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under Articles 43 to 48 (inclusive) shall not prevent the implementation of, or invalidate, any procedure under such Articles.

48.3 Save as otherwise provided in Articles 43 to 48 (inclusive), the provisions of these Articles applying to the giving of notice of meetings to members shall apply to the giving of any notice required by Articles 43 to 48 (inclusive). Any notice required by Articles 43 to 48 (inclusive) to be given to a person who is not a member, or who is a member whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a pre-paid envelope addressed to that person at the address (or, if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business or to his last known address as shown in the register. The notice shall in such a case be deemed to have been given on the third day following that on which the envelope containing the same is posted. Proof that the envelope was properly addressed, pre-paid and posted shall be conclusive evidence that the notice was given.

48.4 Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the chairman of any meeting under or pursuant to the provisions of this Article (including without prejudice to the generality of the foregoing as to what constitutes enquiries made in good faith or as to the manner, timing and terms of any Required Disposal made by the Directors under Article 47.2 above) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the Directors or any Director pursuant to the foregoing provisions of Articles 43 to 48
         (inclusive) shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with Articles 43 to 48 (inclusive).

48.5 Nothing in Articles 43 to 48 (inclusive) shall constitute the holders of Relevant Shares as a separate class.

48.6 Articles 43 to 48 (inclusive) shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it.


                            UNTRACED SHAREHOLDERS

49       Untraced shareholders

49.1 The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

         (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph 49.1(b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed; and

         (b) the Company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected under these Articles is located giving notice of its intention to sell the said shares; and

         (c) during the period of three months following the publication of such advertisements the Company shall have received no communication from such member or person; and

         (d) notice shall have been given to the London Stock Exchange of its intention to make such sale.

49.2 To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.
         The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

49.3 In the case of shares in uncertificated form, the foregoing provisions of this Article are subject to any restrictions applicable under the CREST Regulations.


                                 GENERAL MEETINGS

50       Annual and Extraordinary General Meetings

         An Annual General Meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

51       Convening of General Meetings

         The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.


                            NOTICE OF GENERAL MEETINGS

52       Notice of General Meetings

         An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 days' notice in writing at the least and any other Extraordinary General Meeting by 14 days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company.

         Provided that:

         (a) an Extraordinary General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right; and

         (b) the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

53       Contents of notice of General Meetings

53.1 Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

53.2 The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as an extraordinary resolution or as a special resolution, the notice shall contain a statement to that effect.

53.3 In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

53.4 For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

54       Chairman

         The Chairman of the Directors, failing whom a Deputy Chairman, failing whom a Vice Chairman shall preside as chairman at a General Meeting. If there is no such Chairman, Deputy Chairman or Vice Chairman, or if at any meeting neither is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

55       Quorum

         No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

56       Lack of quorum

         If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine. At the adjourned meeting, if a quorum is not present within fifteen minutes from the time appointed for holding the meeting any two members present in person shall be a quorum.

57       Adjournment

         The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place and with or without a further date being fixed, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned without a further time, date and place being fixed, the time, date and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or with no further time, date and place being fixed, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

58       Notice of adjourned meeting

         Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59       Amendments to resolutions

         If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.


                                  POLLS

60       Demand for poll

60.1 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands)
         demanded by:

         (a)      the chairman of the meeting; or

         (b) not less than three members present in person or by proxy and entitled to vote; or

         (c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

60.2 A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

61       Procedure on a poll

         A poll shall be taken in such manner (including the use of an electronic communication, ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

62       Voting on a poll

         On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

63       Timing of poll

         A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.


                              VOTES OF MEMBERS

64       Votes attaching to shares

         Subject to Article 53.4 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every ordinary share of which he is the holder.

65       Votes of joint holders

         In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

66       Chairman's casting vote

         In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

67       Restriction on voting in particular circumstances

67.1 No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

67.2 If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under
         Section 212 of the Act and is in default for a period of 14 days in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

         (a) the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "default shares", which expression shall include any further shares which are issued in respect of such shares); and

         (b)     any other shares held by the member;

         the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to paragraph 67.3(b) below) be entitled to attend or vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

67.3 Where the default shares represent 0.25 per cent or more of the issued shares of the class in question (excluding any shares in the Company held as treasury shares), the Directors may in their absolute discretion by notice (a "direction notice") to such member direct that:

         (a) any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member and the member shall not be entitled to elect to receive shares in place of a dividend; and/or

         (b) no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

                  (i) the member is not himself in default as regards supplying the information required; and

                 (ii) the transfer is of part only of the member's holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares which are the subject of the transfer are default shares provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST Regulations.

         Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

         Upon the giving of a direction notice its terms shall apply accordingly.

67.4 The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

67.5 Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

67.6 Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph 67.3(b) above.

67.7     For the purposes of this Article:

         (a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

        (b)      a transfer of shares is an approved transfer if:

                 (i) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 428 of the Act); or

                (ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section
                          435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

67.8 The provisions of this Article are in addition and without prejudice to the provisions of the Act.

68       Voting by guardian

         Where a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

69       Validity and result of vote

69.1 No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

69.2 Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

                      PROXIES AND CORPORATE REPRESENTATIVES

70       Proxy need not be a member

         A proxy need not be a member of the Company.

71       Form of proxy

         The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

         (a) in the case of an individual must either be signed by the appointor or his attorney or comply with Article 140; and

         (b) in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or comply with Article 140;.

         The signature on such appointment need not be witnessed. Where appointment of a proxy is signed on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

72       Deposit of appointment of proxy

         The appointment of a proxy must be received at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, must be left at the Transfer Office) not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

73       Rights of proxy

         A proxy shall have the right to demand or join in demanding a poll but no further right to speak at the meeting, except with the permission of the Chairman of the meeting.

74       Revocation of proxy

         A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

75       Corporations acting by representatives

         Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any shareholders' meeting. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                                                -24

                                        DIRECTORS

76       Number of Directors

         Subject as hereinafter provided the Directors shall not be fewer than 5 nor more than 15 in number. The Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

77       Share qualification

         A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders' meetings.

78       Directors' fees

         The ordinary remuneration of the Directors shall from time to time be determined by the Directors except that such remuneration shall not exceed GBP200,000 per annum in aggregate or such higher amount as the Directors may from time to time determine to take account of the effect of inflation from the date of adoption of these Articles (or as nearly thereto as is convenient), as measured by the Retail Price Index or such other index as the Directors may consider appropriate for such purpose or such higher amount as may from time to time be determined by ordinary resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

79       Other remuneration of Directors

         Any Director who holds any executive office (including for this purpose the office of Chairman, Deputy Chairman or Vice Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

80       Directors' expenses

         The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders' meetings or otherwise in connection with the business of the Company.

81       Directors' pensions and other benefits

         The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

82       Appointment of executive Directors

82.1 The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman or Vice Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

                                      -25-

82.2 The appointment of any Director to the office of Chairman, Deputy Chairman, Vice Chairman, Group Chief Executive, Chief Executive
         Officer, Chief Operating Officer, or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

82.3 The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

83       Powers of Individual Directors

         The Directors may entrust to and confer upon any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.


                     APPOINTMENT AND RETIREMENT OF DIRECTORS

84       Age limit

         Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall apply to the Company.

85       Retirement by rotation

         At each Annual General Meeting all those Directors who were elected or last re-elected at or before the Annual General Meeting held in the third calendar year before the current year shall retire from office by rotation. A retiring Director shall be eligible for re-election.

86       Re-election of retiring Director

         The Company at the meeting at which a Director retires under any provision of these Articles may by ordinary resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

         (a) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

         (b) where such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

         (c) where the default is due to the moving of a resolution in contravention of Article 88; or

                                      -26-

         (d) where such Director has attained any retiring age applicable to him as Director.


87       Time of Re-election

         A retirement under any provision of these Articles shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

88       Election of two or more Directors

         A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

89       Nomination of Director for election

         No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

90       Election or appointment of additional Director

         The Company may by ordinary resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

91       Vacation of office

         The office of a Director shall be vacated in any of the following events, namely:

         (a) if he shall become prohibited by law from acting as a Director;

         (b) if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

         (c) if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

         (d) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

                                      -27

         (e) if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or

         (f) if a notice in writing is served upon him, signed by all his co-Directors for the time being, to the effect that his office as Director shall on receipt of such notice be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

92       Removal of Director

         The Company may in accordance with and subject to the provisions of the Statutes by ordinary resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office and any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.


                      MEETINGS AND PROCEEDINGS OF DIRECTORS

93       Convening of meetings of Directors

93.1 Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors. Notice of a meeting of Directors to any Director for the time being absent from the United Kingdom, or otherwise unobtainable, shall be deemed to have been given if sent to the address (if any) supplied by such Director for that purpose. Failure on the part of any Director to provide an address for service of notice of meetings shall not affect the validity of a meeting. Any Director may waive notice of any meeting and any such waiver may be retroactive.

93.2 A meeting of the Directors or of a committee appointed in accordance with Article 103 may consist of a conference between Directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously; and the word "meeting", when used in relation to Directors, in these Articles shall be construed accordingly. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

94       Quorum

         The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

95       Chairman

95.1 The Directors may elect from their number a Chairman, a Deputy Chairman and a Vice Chairman (or two or more Deputy Chairmen or Vice Chairmen) and determine the period for which each is to hold office. If no Chairman, Deputy Chairman or Vice Chairman shall have been appointed or if at any meeting of the Directors no Chairman, Deputy Chairman or Vice Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

95.2 If at any time there is more than one Deputy Chairman or one Vice Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen and Vice Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

96       Casting vote

         Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

97       Number of Directors below minimum

         The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

98       Written resolutions

         A resolution in writing signed by all the Directors for the time being in the United Kingdom and entitled to vote thereon (being not less in number than a quorum for meetings of the Directors) shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors.

99       Validity of proceedings

         All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.


                              DIRECTORS' INTERESTS

100      Directors may have interests

         Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:

         (a) may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

         (b) may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

         (c) may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company (other than as Auditor) and be remunerated therefor; and

         (d) shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

101      Restrictions on voting

101.1 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

101.2 Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

         (a) the giving of any security, guarantee or indemnity in respect of (i) money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

         (b) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

         (c) any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) does not have an interest (as that term is used in Sections 198 to 211 of the Act) in one per cent or more of the issued shares of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

         (d)    any  proposal  concerning  the  adoption,   modification  or
                operation  of  a  superannuation   fund, retirement,  death or
                disability benefits scheme or employees' share scheme under any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

         (e) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors provided that for the purposes of this sub-paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article
                146.2 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

101.3 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph 101.2(c) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.4 If a question arises at any time as to the materiality of a Director's interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

101.5 The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

102      Directors' interests - general

         For the purposes of the two preceding Articles:

         (a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;

         (b) an interest of a person who is connected (within the meaning of Section 346 of the Act) with a Director shall be treated as an interest of the Director; and

         (c) an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.


                              COMMITTEES OF THE DIRECTORS

103      Appointment and constitution of committees

         The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons and/or the holder or holders from time to time of one or more offices to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee and (b) no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors.
                                      -31-

104      Proceedings of committee meetings

         Save that the quorum necessary for the transaction of the business of any such committee shall be two the meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed with any changes that may be necessary by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.


                               POWERS OF DIRECTORS

105      General powers

         The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by special resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

106      Local boards

         The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
                                      -32-

107      Appointment of attorney

         The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

108      President

         The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board of Directors as the Directors in their discretion shall think fit.

109      Signature on cheques etc.

         All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

110      Borrowing powers

110.1 Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital or any part or parts thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

110.2 The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group (which expression in this Article means and includes the Company and its subsidiary undertakings for the time being) and for the time being owing to persons outside the Group shall not at any time without the previous sanction of any ordinary resolution of the Company, exceed an amount equal to two times the Adjusted Capital and Reserves.

110.3 For the purpose of the foregoing limit the monies borrowed by the Group means at any material time the aggregate amount of all obligations of the Group for financial indebtedness which in accordance with the accounting principles and practices applied in the latest available audited consolidated balance sheet are treated as borrowings net of cash and short term deposits (in each case, translated into Sterling, if necessary, by reference to a rate of exchange determined by the auditors) but excluding any such obligations to any other member of the Group (and so that no amount shall be included or excluded more than once) but shall be deemed not to include:

         (a) a proportion of the monies borrowed by any partly owned member of the Group equal to the proportion of its issued equity share capital not directly or indirectly attributable to the Company; or

         (b) amounts borrowed by a company which becomes a member of the Group and which are outstanding at the date when it becomes a member of the Group, for a period of 12 months from the date on which it becomes a member of the Group; or

         (c) amounts borrowed for the purposes of repaying within six months the whole or any part of monies borrowed by any member of the Group pending their application for such purpose within such period; or

         (d) any obligations in respect of gold or other precious metals consignment stocks.

110.4 In this Article the expression "Adjusted Capital and Reserves" means at any material time a sum equal to the aggregate of:

         110.4.1 the amount paid up on the issued share capital of the Company; and

         110.4.2 the amount standing to the credit of the capital and revenue reserves of the Company and its subsidiary undertakings (including any share premium account or capital redemption reserve) after adding thereto or deducting therefrom any balance to the credit or debit of profit and loss account;

         all based on the latest available audited consolidated balance sheet of the Company and its subsidiary undertakings but after:

                  (i) making such adjustments as may be necessary and appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date; and

                  (ii) any distributions declared recommended or made by the Company or its subsidiary undertakings (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary undertaking (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

                  (iii) making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings and the acquisitions and disposal of assets since the date of the latest audited balance sheet of the Company;

                  (iv)     excluding    minority    interests   in    subsidiary
                           undertakings;

                  (v) including the amount of goodwill that would have remained on such balance sheet as at the date thereof if all goodwill had been carried on the balance sheet as an asset and amortised over 20 years, or such shorter or longer period, as determined by the Company, as may be in accordance with generally accepted accounting practice in the United Kingdom from time to time, such amount to be certified by the Company's Auditors.

         If in any case the latest available audited balance sheet of the Company or any of its subsidiary undertakings has been prepared on a basis not being in substance a historic cost basis then all such adjustments shall be made therein as in the opinion of the Auditors are appropriate to bring such balance sheet into line with the accounting bases and principles which were applied in relation to the last audited balance sheet of the Company or, as the case may be, the subsidiary undertaking concerned prepared on a historic cost basis and the balance sheet as so adjusted shall be treated as the latest available audited balance sheet for the purposes aforesaid.

         The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless for the purposes of this Article the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration of three months after the date which by reason of a determination of the Auditors or otherwise the Directors became aware that such a situation has or may have arisen.

110.5 No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.


                               ALTERNATE DIRECTORS

111      Alternate Directors

111.1 Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.

111.2 The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

111.3 An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors (or sub-committees thereof) the foregoing provisions of this paragraph shall also apply with the necessary changes to any meeting of any such committee or sub-committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor.

111.4 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent with the necessary changes as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.


                                    SECRETARY

112      Secretary

         The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.


                                    THE SEAL

113      The Seal

113.1 The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing shares, debentures or other securities (including options) issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

113.2 Every instrument to which the Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors.

113.3 The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

113.4 Any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.


                           AUTHENTICATION OF DOCUMENTS

114      Authentication of documents

         Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders' meeting or at a meeting of the Directors or any committee (or any sub-committee of any such committee), and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                                    RESERVES

115      Establishment of reserves

         The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

116      Business bought as from past date

         Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.


                                    DIVIDENDS

117      Final dividends

         The Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

118      Fixed and interim dividends

         If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or equally with those shares, of any such fixed or interim dividend as aforesaid.

119      Distribution in kind

         The Company may upon the recommendation of the Directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

120      No dividend except out of profits

         No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

121      Ranking of shares for dividend

         Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid proportionately according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

122      Manner of payment of dividends

122.1 Any dividend or other monies payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other monies may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) using the facilities of a Relevant System, or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii) or (iii) above shall be a good discharge to the Company.

122.2 Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.

122.3 The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

122.4 Where the amount payable by way of dividend to a shareholder in respect of a holding of shares at any time is not a whole number of pence, such dividend shall be rounded down to the nearest whole number and only that amount shall be payable by way of dividend. Any fractional amounts shall be retained by the Company.

123      Joint holders

         If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

124      Record date for dividends

         Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights as between themselves in respect of such dividend of transferors and transferees of any such shares.

125      No interest on dividends

         No dividend or other monies payable on or in respect of a share shall bear interest as against the Company.

126      Retention of dividends

126.1 The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the monies payable to the Company in respect of that share.

126.2 The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

127      Unclaimed dividend

         The payment by the Directors of any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared shall be forfeited and shall revert to the Company.

128      Waiver of dividend

         The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

                     CAPITALISATION OF PROFITS AND RESERVES

129      Capitalisation of profits and reserves

129.1 The Directors may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.

129.2 Such capitalisation shall be effected by appropriating such sum to the holders of ordinary shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid-up to and amongst them as bonus shares in the proportion aforesaid.

129.3 The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.


                                 SCRIP DIVIDENDS

130      Scrip Dividends

         With the prior approval of an ordinary resolution of the Company passed at any general meeting the Directors may, in respect of any dividend proposed to be paid or declared at that General Meeting or at any time prior to or at the fifth Annual General Meeting following, offer holders of ordinary shares the right to elect to receive in place of such dividend (or part thereof) an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply:

130.1 the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional ordinary shares to be allotted in place of any amount of dividend shall equal such amount. For such purpose the 'average quotation' of an ordinary share shall be the average of the middle market quotations of the ordinary shares on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the ordinary shares are quoted "ex" the relevant dividend;

130.2 if the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of the right of election offered to them and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right; the Directors may also offer to ordinary shareholders the right to elect to receive ordinary shares instead of cash both in respect of the relevant dividend and in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) and shall specify the procedures to be followed in order to exercise, vary or revoke such a right of election;

130.3 the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised ('the elected ordinary shares'), and in place thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected ordinary shares on such basis;

130.4 the additional ordinary shares so allotted shall rank equally in all respects with the fully-paid ordinary shares then in issue save only as regards participation in the relevant dividend;

130.5 Article 129 (capitalisation of profits and reserves) shall apply (with the necessary changes) to any capitalisation made pursuant to this Article;

130.6 the Directors may on any occasion determine that rights of election shall not be made available to holders of ordinary shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination; and

130.7 in relation to any particular proposed dividend the Directors may in their absolute discretion withdraw the offer previously made to holders of ordinary shares to elect to receive additional ordinary shares in place of the cash dividend (or part thereof) at any time prior to the allotment of the additional ordinary shares.

         This Article shall authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of adoption of this Article and at or prior to the Annual General Meeting in 1995.


                                    ACCOUNTS

131      Accounting records

         Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

132      Copies of accounts for members

         A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. To the extent permitted by the Statutes and agreed by the member, the documents referred to in this Article may be sent by electronic communication.

                                    AUDITORS

133      Validity of Auditor's acts

         Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

134      Auditor's right to attend General Meetings

         An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.


                                     NOTICES

135      Service of notices

135.1 Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it by post in a pre-paid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

135.2 Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours (or, where second-class mail is employed, 48 hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

135.3 Any document or notice which, in accordance with these Articles, may be sent by the Company by electronic communication shall, if so sent, be deemed to be received at 9 a.m. on the day following that on which it was transmitted. Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that an electronic communication was sent shall be conclusive evidence of such sending.

135.4 The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

136      Joint holders

         Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

137      Deceased and bankrupt members

         A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

138      Overseas members

         Notices or documents to or for a member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the services of notices may be served or delivered by sending it or them by post in a prepaid cover addressed to such member at his registered address.

139      Suspension of postal services

         If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a shareholders' meeting by notices sent through the post, such meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement first appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

140      Signature of documents

         Where under these Articles a document requires to be signed by a member or other person then, if in the form of an electronic communication, it must to be valid incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine. The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

141      Electronic Communication

141.1 Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive by electronic communication notices and other documents from the Company of the kind to which the address relates. In addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice or other document by:

         (a)      publishing such notice or other document on a website; and

         (b) notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the website on which it has been published, the place on the website where the notice may be accessed, how it may be accessed and (if the notice relates to a shareholders' meeting) stating;

                  (i) that the notice concerns a notice of a company meeting served in accordance with the Act;

                  (ii)     the place, date and time of the meeting;

                  (iii)    whether   the   meeting   is  to  be  an   annual  or
                           extraordinary general meeting; and

                  (iv)     such other information as the Statutes may prescribe.

141.2 Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof.

141.3 An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

142      Statutory requirements as to notices

         Nothing in any of the preceding seven Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.


                                   WINDING UP

143      Directors' power to petition

         The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

144      Distribution of assets in kind

         If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an extraordinary resolution, divide among the members in kind or otherwise than in cash the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                            DESTRUCTION OF DOCUMENTS

145      Destruction of documents

         Subject to compliance with the rules (as defined in the CREST Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company Provided always that:

         (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

         (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

         (c) references herein to the destruction of any document include references to the disposal thereof in any manner.


                                    INDEMNITY

146      Indemnity

146.1 Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

146.2 Without prejudice to paragraph 146.1 above the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons, who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph 146.3 below) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

146.3 For the purpose of paragraph 146.2 above "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

Exhibit 5.1

                                             One Silk Street
                                             London EC2Y 8HQ
                                             Telephone (44-20) 7456 2000
                                             Facsimile (44-20) 7456 2222
                                             Group 4 Fax (44-20) 7374 9318
                                             DX Box Number 10 CDE
                                             Direct Line 020 7456 3370
                                             Direct Fax 020 7456 2222
                                             brigid.rentoul@linklaters.com


 The Directors
 Cookson Group plc
 265 Strand
 London
 WC2R 1DB

                                             17 February 2006


Dear Sirs


Cookson Group plc (the "Company")

1 This opinion is delivered in connection with the Company's registration statement on Form S-8 ("Form S-8") dated today's date and filed under the United States Securities Act of 1933 relating to 5,000,000 ordinary shares of 10 pence each of the Company ("Ordinary Shares") in connection with the grant of options under the Cookson Overseas Executive Share Option Scheme (1995).

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law.

3 For the purposes of this opinion, we have examined and relied on copies of such corporate records and other documents, and reviewed such matters of law as we have deemed necessary or appropriate for the purpose of this opinion.

4 Upon the basis of and subject to the foregoing, but subject to any matters not disclosed to us, it is our opinion that the Company is a public limited company incorporated under the laws of England and Wales under the Companies Act 1985 and that all the necessary corporate action on the part of the Company, except for the allotment of the shares on the exercise of the options, has been taken to authorise the issue of such Ordinary Shares and that upon issuance and payment, such Ordinary Shares will have been duly authorised and validly issued and will be fully paid and no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

5 This opinion is given to you solely for use in connection with the filing of the Form S-8. This opinion is strictly limited to matters dealt with herein and does not extend to and is not to be read as extending by implication to any other matter.

6 We hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required within
         Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully


/s/ Linklaters



Linklaters

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers. The firm is regulated by the Law Society.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

Exhibit 23.1


                                  KPMG Audit Plc       Tel +44 (0) 20 7311 1000
                                  8 Salisbury Square   Fax +44 (0) 20 7311 8641
                                  London EC4Y 8BB      DX 38050 Blackfriars
                                  United Kingdom

The Directors
Cookson Group plc
265 Strand
London
WC2R 1DB



17 February 2006




Dear Sirs

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 3 June 2005 with respect to the consolidated balance sheets of Cookson Group plc and subsidiaries as of 31 December 2004 and 2003, and the related consolidated profit and loss accounts, consolidated statements of cash flows, consolidated statements of total recognised gains and losses and consolidated statement of changes in shareholders' equity for each of the years in the three year period ended 31 December 2004 incorporated herein by reference.

Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc
London